UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT of 1934
(Amendment No. )

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DiamondRock Hospitality Company
(Name of Registrant as Specified In Its Charter)

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DIAMONDROCK HOSPITALITY COMPANY

2 Bethesda Metro Center
Suite 1400
Bethesda, MD 20814

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON WEDNESDAY, MAY 6, 2020
The following Notice of Change of Location and Time of Annual Meeting of Stockholders relates to and supplements the 2020 Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of DiamondRock Hospitality Company (the “Company”), filed with the Securities and Exchange Commission on March 27, 2020 and subsequently mailed or made available to the Company’s stockholders in connection with the solicitation of proxies by the Board for use at the 2020 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 6, 2020.
On April 21, 2020, the Company issued the following press release related to a change to the location and time of the Annual Meeting. As described below, the Annual Meeting will now be held in a virtual-only meeting format, and will be held at 1:00 p.m., Eastern Time, on May 6, 2020.
Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

COMPANY CONTACT

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

IMPORTANT NOTICE: DIAMONDROCK HOSPITALITY ANNOUNCES CHANGE OF LOCATION AND TIME OF 2020 ANNUAL MEETING OF STOCKHOLDERS

BETHESDA, MD - April 21, 2020 - DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) hereby gives notice that due to the continuing public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the Company’s stockholders and employees, the Company will change the format of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be a virtual meeting format only. As previously announced, the Annual Meeting will take place on May 6, 2020. The time of the Annual Meeting has been postponed to 1:00 p.m. EDT.

Attending the Virtual Annual Meeting as a Stockholder of Record

To access the Annual Meeting, visit www.virtualshareholdermeeting.com/DRH2020 and enter your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you.

Attending the Virtual Annual Meeting as a Beneficial Owner

If your shares are held in “street name” through a broker, bank or other nominee, and you do not have a control number, in order to participate in the virtual-only Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address.

Asking Questions and Voting

Stockholders will be able to vote electronically and submit questions during the virtual Annual Meeting. As described in the proxy materials for the Annual Meeting, you are entitled to vote in the Annual Meeting if you were a stockholder as of the close of business on March 6, 2020.

The proxy card included with the proxy materials previously distributed on or about March 27, 2020 will not be updated to reflect the change in time and location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible stockholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed.

Assistance with the Virtual Annual Meeting

A support line will be available on the meeting website for any questions on how to participate in the Annual Meeting.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.